Exhibit 10.30

                        Amendment to Employment Agreement

         This amendment ("Amendment") to the Employment Agreement between Digital Teleport, Inc. and Daniel A. Davis dated June 10, 1998 ("Employment Agreement") is made and is effective this 8th day of May, 2000. All terms not otherwise defined herein shall have the meaning set forth in the Employment Agreement.

         WHEREAS, the Company and Employee wish to amend the terms of the Employment Agreement;

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, it is hereby agreed as follows:

         1.       Term
         Section 2 of the Employment Agreement is deleted in its entirety and shall henceforth read as follows:

         "2.      Term of Employment.
         The term of this Employment Agreement shall commence on the date first set forth above and shall end on the seventh anniversary of such date (the "Employment Period"), unless sooner terminated as provided in
         Section 5 hereof."

         2.       Salary.
         Section 4(a) of the Employment Agreement is deleted in its entirety and shall henceforth read as follows:

         "(a) During the Employment Period, the Company shall pay Employee as compensation for his or her services during the Employment Period, a base salary (the "Base Salary") at a rate of [ ] Dollars ($[ ]) per year, such Base Salary to be payable in accordance with the Company's usual payment practices. Additionally, Employee shall be entitled to participate in all of the Company's employee benefit plans generally available to employees of the Company."

         3. Section 6(b)(i) of the Employment Agreement is deleted in its entirety and shall henceforth read as follows:

         "(i) any "person" (within the meaning of the Securities Act of 1934 (the "Exchange Act")), becomes the beneficial owner of more than fifty percent (50%) of Holdings' then outstanding voting securities (other than as a result of any sale by KLT Telecom Inc. of voting securities in Holdings to Richard D. Weinstein or change of ownership of KLT Telecom Inc.);"

         4. All other terms and conditions of the Employment Agreement shall remain unchanged.


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         IN WITNESS  WHEREOF,  the parties have executed  this  agreement on the date set forth above.

DIGITAL TELEPORT, INC.


By:  /s/ Richard D. Weinstein                     /s/ Daniel A. Davis
    ---------------------------                  ----------------------
    Name:  Richard D. Weinstein                  Daniel A. Davis
    Title: President